SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                FORM 8-K/A*


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): April 1, 2002


                                AZURIX CORP.
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           (Exact Name of Registrant as Specified in Its Charter)


                                  Delaware
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               (State or Other Jurisdiction of Incorporation)


                001-15065                             76-0589114
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         (Commission File Number)           (IRS Employer Identification No.)


                  1400 Smith Street, Houston, Texas 77002
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            (Address of Principal Executive Offices) (Zip Code)


                               (713) 853-6161
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            (Registrant's Telephone Number, Including Area Code)


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       (Former Name or Former Address, if Changed Since Last Report)


    * The Company is not subject to the filing requirements of the Securities Exchange Act of 1934.




Item 5. Other Events.

         Item 5 is hereby amended and supplemented to add the following:

         On May 21, 2002, Azurix Corp. issued an announcement that it closed the sale of the stock of its wholly-owned indirect subsidiary Wessex Water Ltd. to a wholly-owned subsidiary of YTL Power International Berhad, for (pound)544 million (approximately US$794 million) in cash, a copy of which is attached as Exhibit 99.12 hereto and incorporated herein by reference. As part of the transaction, the purchaser assumed approximately (pound)694 million (approximately US$1,012 million) in Wessex debt.

         Azurix also announced that it accepted for payment all of its 10-3/8% Series B Senior Dollar Notes due 2007, 10-3/8% Series A and Series B Senior Sterling Notes due 2007 and 10-3/4% Series B Senior Dollar Notes due 2010 that had been tendered in Azurix's tender offer and consent solicitation and has paid the depositary in the tender offer, for the account of the tendering note holders, the purchase price of 92.25% of par value of the tendered notes plus accrued interest to (but excluding) May 21, 2002.

         As of the expiration of the tender offer at 5:00 p.m. New York time on May 20, 2002, holders of an aggregate principal amount of approximately US$200.8 million of its 10-3/8% Senior Dollar Notes, approximately (pound)85.5 million of its 10-3/8% Senior Sterling Notes and approximately US$144.3 million of its 10-3/4% Senior Dollar Notes had validly tendered and not withdrawn their notes. The consents and amendments to the indenture governing Azurix's notes that Azurix solicited in connection with the tender offer have taken effect and apply to the notes that were not tendered.

Item 7. Financial Statements and Exhibits.

         (c)  Exhibits.

               99.12       Press release issued by Azurix Corp., dated
                           May 21, 2002.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AZURIX CORP.


Date: May 21, 2002                    By: /s/ J. Michael Anderson
                                          --------------------------------
                                          J. Michael Anderson
                                          Chairman of the Board and Chief
                                          Executive Officer



                               EXHIBIT INDEX


Exhibit              Description

99.12                Press release issued by Azurix Corp., dated May 21, 2002







                                                               Exhibit 99.12
[Azurix Logo]

                                                            [GRAPHIC OMITTED]
                                                            Media Contact:
                                                            John Ambler
                                                            713-345-3638

AZURIX CLOSES SALE OF WESSEX WATER LTD.; COMPLETES TENDER OFFER FOR
SENIOR NOTES.
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FOR IMMEDIATE RELEASE:  Tuesday, May 21, 2002

         HOUSTON - Azurix Corp. announced today that it has closed the sale of the stock of its wholly-owned indirect subsidiary Wessex Water Ltd. to a wholly-owned subsidiary of YTL Power International Berhad, for Pounds Sterling 544 million (approximately US$794 million) in cash. As part of the transaction, the purchaser assumed approximately Pounds Sterling 694 million (approximately US$1,012 million) in Wessex debt.
         In connection with the sale, Azurix accepted for payment all of its 10-3/8 percent Series B Senior Dollar Notes due 2007, 10-3/8 percent Series A and Series B Senior Sterling Notes due 2007 and 10-3/4 percent Series B Senior Dollar Notes due 2010 that had been tendered in Azurix's previously announced tender offer and consent solicitation and has paid the depositary in the tender offer, for the account of the tendering note holders, the purchase price of 92.25 percent of par value of the tendered notes plus accrued interest to (but excluding) today. The depositary is expected to forward payments to the tendering note holders in the next few days.
         As of the expiration of the tender offer at 5:00 p.m. New York time on May 20, 2002, holders of an aggregate principal amount of approximately US$200.8 million of its 10-3/8 percent Senior Dollar Notes, approximately Pounds Sterling 85.5 million of its 10-3/8 percent Senior Sterling Notes and approximately US$144.3 million of its 10-3/4 percent Senior Dollar Notes had validly tendered and not withdrawn their notes. The consents and amendments to the indenture governing Azurix's notes that Azurix solicited in connection with the tender offer have taken effect and apply to the notes that were not tendered.